Exhibit 99.1

Contact:
Heather Beshears
Vice President, Corporate Communications
InPlay Technologies, Inc.
480-586-3357
Heather@InPlayTechnologies.com

InPlay Technologies Reports Fiscal Year 2006 Financial Results

PHOENIX, Ariz. (April 2, 2007) - InPlay Technologies (NASDAQ:NPLA) today announced financial results for the year ended December 31, 2006.

Total revenue for the fourth quarter of 2006 was $2.1 million, down 33 percent from $3.2 million the fourth quarter 2005 and 31 percent from $3.1 million in the third quarter of 2006. InPlay reported a net loss for the fourth quarter of $1.7 million, or $0.15 per share as compared to net income of $118,000, or $0.01 per share, for the fourth quarter of 2005, which included a deferred revenue recognition of $648,000 as a result of the cancellation of the Company’s license agreement with Delphi in October 2005.

For full year 2006, InPlay’s revenue was $9.5 million, up 47 percent over the prior year. Net loss for the year was $3.2 million, or $0.28 per share, compared to net income of $668,000 or $0.07 per share for 2005. 2005 revenue included four months of revenue from MagicPoint, which was acquired as part of the FinePoint transaction in September 2005, and a $2 million minimum royalty payment from Delphi as part of its exclusive license agreement.

“As expected, revenue for the fourth quarter 2006 was lower as compared to the preceding third quarter and the fourth quarter of 2005, two of our strongest revenue quarters. We ended the year at the upper end of the $5-10 million range we had predicted from sales of our MagicPoint computing pen technology. Additionally, this was a particularly strong quarter for Duraswitch revenue,” said Bob Brilon, InPlay Technologies CEO.

MagicPoint revenue was $1.8 million in the fourth quarter and $8.6 million for the full year 2006. Revenue from the Duraswitch segment was $317,000 in the fourth quarter and $854,000 for the full year 2006.

“While revenue was at the higher end of the range we anticipated for the year, we did take a significant charge to expenses during the fourth quarter that adversely impacted our gross margin and bottom line for the year. This charge included scrap and inventory shortage costs in connection with the termination of one of our contract manufacturers as well as recognition of a potential loss related to outstanding custom raw material purchase commitments. Based on current lower demand from our largest customer, we also took a charge to account for possible obsolescence of custom raw materials,” Brilon continued.

During 2006, consolidated gross margin was 13%, including 8% for the MagicPoint segment, which averaged 19% for the first nine months of 2006, and 64% for the Duraswitch segment.

“In response to the manufacturing difficulties we encountered last year, we are actively working to form strategic partnerships and qualify top-tier manufacturing partners. We believe this type of partnership will bring credibility and immediate quality production capability to our MagicPoint digital pen technology,” said Brilon.

InPlay’s cash position at December 31, 2006 was $1.6 million, but was significantly bolstered in March 2007 by a cash infusion of approximately $7.5 million from the sale of its allowed claim against Delphi Automotive Systems, LLC.

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InPlay Technologies Reports Fiscal Year 2006 Financial Results - 2

“This cash payment strengthens our balance sheet significantly and gives us the resources needed to move forward on the market opportunity for our Duraswitch and MagicPoint technologies. The mobile computing market that we are targeting with our MagicPoint digital pen technology is expanding through increasing sales of tablet PCs and new form factors such as the UMPC. A single project win from one of the major OEMs would be a significant revenue opportunity for InPlay. We believe that the advantages of our digital pen technology, coupled with strong manufacturing resources, will enable us to capitalize on this opportunity,” Brilon said.

Conference Call
InPlay Technologies will host a conference call today at 11:30 a.m. Eastern Time. To participate on the live call, analysts and investors should dial 800-240-6709 at least 10 minutes prior to the call. To participate on the live call from outside the U.S., dial 303-262-2205. InPlay Technologies will also offer a live and archived webcast of the conference call, accessible from the "Investor" section of the company’s Web site (http://www.inplaytechnologies.com). A telephonic replay of the conference call will also be available through April 4 by dialing 800-405-2236 and entering passcode 11087207#.

About InPlay Technologies
InPlay Technologies develops, markets and licenses proprietary emerging technologies. Working with its licensees and OEM customers, InPlay offers technology solutions that enable innovative designs and improved functionality for electronic products. The company’s MagicPoint® technology is the only digital-based pen-input solution for the rapidly growing tablet PC and mobile computing markets. Its Duraswitch® brand of electronic switch technologies couples the friendly tactile feedback of mechanical pushbuttons and rotary dials with the highly reliable, thin profile of membrane switches, making it ideal in a wide range of commercial and industrial applications. InPlay is focused on further commercializing these technologies and seeking additional innovative technologies to enhance its portfolio. Visit www.inplaytechnologies.com for more information.

This news release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding our expectations for future demand from our largest customer, our assessment of the benefits of forming new strategic manufacturing partnerships, our ability to win customer projects and derive revenue from our Duraswitch and MagicPoint technologies, and our estimation of the market opportunity for our technologies. Risks and uncertainties that could cause results to differ materially from those projected include changes in orders or timing from our licensees and OEM customers, general changes in demand in the personal computing industry, pricing pressures, component shortages, unanticipated expenses or other unforeseen difficulties related to manufacturing our technologies and other uncertainties described from time to time in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on April 2, 2007. These forward-looking statements represent our beliefs as of the date of this press release and we disclaim any intent or obligation to update these forward-looking statements.

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INPLAY TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004
NET REVENUE:
MagicPoint	$8,638,519	$3,031,115	$-
Duraswitch related party - Delphi	-	2,955,118	1,407,978
Duraswitch non-related parties	853,643	469,311	349,075
Total net revenue	9,492,162	6,455,544	1,757,053

COST OF GOODS SOLD:
MagicPoint (Includes $545,599 related to inventory	7,919,064	2,224,266	-
obsolescence and $456,000 for purchase commitments
in 2006, and $16,205 for inventory obsolescence in 2005.)
Duraswitch	306,440	253,105	187,547
Total cost of goods sold	8,225,504	2,477,371	187,547
Gross profit	1,266,658	3,978,173	1,569,506

OPERATING EXPENSES:
Selling, general and administrative	3,230,545	2,720,900	1,907,034
Research, development and commercial
application engineering	1,351,272	641,047	472,485
Total operating expenses	4,581,817	3,361,947	2,379,519

INCOME (LOSS) FROM OPERATIONS	(3,315,159)	616,226	(810,013)

OTHER INCOME (EXPENSE):
Impairment loss on note receivable	-	-	(500,000)
Interest and other income - net	99,980	51,424	37,935

NET INCOME (LOSS)	$(3,215,179)	$667,650	$(1,272,078)

NET INCOME (LOSS) PER COMMON SHARE,
BASIC	$(0.28)	$0.07	$(0.13)

NET INCOME (LOSS) PER COMMON SHARE,
DILUTED	$(0.28)	$0.07	$(0.13)

WEIGHTED AVERAGE SHARES OUTSTANDING,
BASIC	11,493,205	9,823,637	9,603,717

WEIGHTED AVERAGE SHARES OUTSTANDING,
DILUTED	11,493,205	9,903,485	9,603,717

INPLAY TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,591,312	$4,022,734
Restricted short-term investment	-	400,000
Accounts receivable	379,369	1,460,169
Inventory	1,159,629	1,311,077
Prepaid expenses and other current assets	190,847	87,071
Total current assets	3,321,157	7,281,051
PROPERTY AND EQUIPMENT - Net	510,167	557,145
GOODWILL	1,321,240	1,321,240
PATENTS - Net	1,303,474	1,389,153
OTHER ASSETS	12,258	19,299
TOTAL	$6,468,296	$10,567,888

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$698,600	$1,496,780
Accrued salaries and benefits	498,090	510,794
Accrued purchase commitments	456,000	-
Other accrued expenses and other current liabilities	192,974	539,786
Deferred licensing and other revenue	25,526	82,879
Current portion of notes payable and capital leases payable	-	165,914
Total current liabilities	1,871,190	2,796,153
LONG-TERM LIABILITIES
Other non-current liabilities	851	11,465
Deferred licensing - long-term	-	-
Total long-term liabilities	851	11,465
Total liabilities	1,872,041	2,807,618
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, no par value, 10,000,000 shares authorized,	-	-
no shares issued and outstanding in 2006 and 2005
Common stock, $.001 par value, 40,000,000 shares authorized
in 2006 and 2005, 11,502,315 and 11,481,512 shares issued and
outstanding in 2006 and 2005, respectively	11,502	11,482
Additional paid-in capital	31,424,436	31,373,292
Accumulated deficit	(26,839,683)	(23,624,504)
Total stockholders' equity	4,596,255	7,760,270
TOTAL	$6,468,296	$10,567,888